Exhibit (23)(h)(6)
Amended Schedule A and Schedule B to the Amended and Restated
Expense Limitation Agreement

SCHEDULE A

TRANSAMERICA INVESTORS, INC.
On behalf of Transamerica Premier Funds
Amended Effective May 1, 2009
Transamerica Premier Focus Fund
Transamerica Premier Equity Fund
Transamerica Premier Growth Opportunities Fund
Transamerica Premier Balanced Fund
Transamerica Premier High Yield Bond Fund
Transamerica Premier Cash Reserve Fund
Transamerica Premier Diversified Equity Fund
Transamerica Premier Institutional Equity Fund
Transamerica Premier Institutional Bond Fund
Transamerica Premier Institutional Small Cap Value Fund
Transamerica Premier Institutional Diversified Equity Fund

SCHEDULE B
OPERATING EXPENSE LIMITS
Amended Effective May 1, 2009

	Maximum Operating	Date on Which
	Expense Limit (As a	Operating
	Percentage of Average	Expense Limit
Name of Fund	Net Assets)	Terminates
Transamerica Premier Focus Fund	1.40%	April 30, 2010
Transamerica Premier Equity Fund	1.15%	April 30, 2010
Transamerica Premier Growth Opportunities Fund	1.40%	April 30, 2010
Transamerica Premier Balanced Fund	1.10%	April 30, 2010
Transamerica Premier High Yield Bond Fund (Investor Class)	0.90%	April 30, 2010
Transamerica Premier High Yield Bond Fund (Institutional Class)	0.65%	April 30, 2010
Transamerica Premier Cash Reserve Fund	0.25%	April 30, 2010
Transamerica Premier Diversified Equity Fund	1.15%	April 30, 2010
Transamerica Premier Institutional Equity Fund	0.75%	April 30, 2010
Transamerica Premier Institutional Bond Fund	0.45%	April 30, 2010
Transamerica Premier Institutional Small Cap Value Fund	0.85%	April 30, 2010
Transamerica Premier Institutional Diversified Equity Fund	0.75%	April 30, 2010